EXHIBIT 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Monte Zweben, the Chief Executive Officer of Blue Martini Software, Inc. (the “Company”), and Eran Pilovsky, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003, to the which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Dated: August 7, 2003

/s/ Monte Zweben

Monte Zweben Chief Executive Officer

/s/ ERAN PILOVSKY

Eran Pilovsky Chief Financial Officer

This certification “accompanies” the Periodic Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after that date of the Periodic Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.